Registration No. 33-____________


                    SECURITIES AND EXCHANGE COMMISSION
                           Washington, DC 20549

                                FORM S - 8
          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       LEGGETT & PLATT, INCORPORATED
          (Exact Name of Registrant as Specified in its Charter)

          Missouri                      44-0324630
     (State of Incorporation)      (IRS Employer Identification No.)
                           No. 1 -- Leggett Road
                         Carthage, Missouri 64836
                 (Address of Principal Executive Offices)

                       LEGGETT & PLATT, INCORPORATED
                 RESTATED STOCK PURCHASE/STOCK BONUS PLAN
                         (Full Title of the Plan)

                              JOHN A. LYCKMAN
              Assistant General Counsel & Assistant Secretary
                       LEGGETT & PLATT, INCORPORATED
                           No. 1 -- Leggett Road
                         Carthage, Missouri 64836
                  (Name and Address of Agent for Service)

                              (417) 358-8131
       (Telephone Number, including Area Code, of Agent for Service)

                      CALCULATION OF REGISTRATION FEE


Title of                      Proposed        Proposed
Securities     Amount         maximum         maximum          Amount of
to be          to be          offering price  aggregate        registration
Registered     registered(2)  per share(3)    market price(3)  fee
Common
Stock $.01
Par Value(1)   100,000        $38.063         $3,806.300.00    $1,312.52

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) The shares of Common Stock being registered consist of shares acquired or to be acquired by the Trustee pursuant to the plan for the accounts of participants.

(3) Estimated solely for purpose of calculation of the registration fee based upon the average of the high and low prices of the Company's
     Common Stock as reported in The Wall Street Journal for June 30, 1994, pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of 1933.



    The contents of Registration Statement File No. 33-45334 are hereby incorporated by reference.

                                SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Carthage, State of Missouri, on the 30th day of June, 1994.



                              LEGGETT & PLATT, INCORPORATED



                              By /s/  Harry M. Cornell, Jr.
                                      Harry M. Cornell, Jr.
                                      Chairman of the Board and
                                      Chief Executive Officer



    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



          Signature                          Title

(a)  Principal Executive Officer



     /s/  Harry M. Cornell, Jr.         Chairman of the Board, Chief
          Harry M. Cornell, Jr.         Executive Officer and Director



(b)  Principal Financial Officer and
       Principal Accounting Officer



     /s/  Michael A. Glauber            Senior Vice President,
          Michael A. Glauber            Finance & Administration



Directors:

     Herbert C. Casteel*                     Director
     Herbert C. Casteel


     R. Ted Enloe*                           Director
     R. Ted Enloe


     Richard T. Fisher*                      Director
     Richard T. Fisher


     Frank E. Ford, Jr.*                     Director
     Frank E. Ford, Jr.


     Robert A. Jefferies, Jr.*               Director
     Robert A. Jefferies, Jr.


     Alexander M. Levine*                    Director
     Alexander M. Levine


     James C. McCormick*                     Director
     James C. McCormick


     Richard L. Pearsall*                    Director
     Richard L. Pearsall


     Maurice E. Purnell, Jr.*                Director
     Maurice E. Purnell, Jr.


     Felix E. Wright*                        Director
     Felix E. Wright



By   /s/  Ernest C. Jett
          Ernest C. Jett
          *As Attorney-in-fact Pursuant to
          Power of Attorney dated
          February 9, 1994



                               EXHIBIT INDEX

Exhibit                                                     Sequential
Number                          Description                 Page Number

(4)       Leggett & Platt, Incorporated Restated Stock
          Purchase/Stock Bonus Plan

(5)       Opinion of Ernest C. Jett, Assistant General
          Counsel to the Registrant

(23)(a)   Consent of Price Waterhouse

(23)(b)   Consent of Assistant General Counsel
          (contained in opinion)

(24) Power of Attorney dated February 9, 1994, reference is made to Exhibit 24 in Registrant's
          Annual Report on Form 10-K for the year ended
          December 31, 1993